                                                                     Exhibit 5.2


                          REGISTRATION RIGHTS AGREEMENT


                           DATED AS OF MARCH 17, 1997


                                  BY AND AMONG



                       LEXINGTON CORPORATE PROPERTIES,INC.

                       LEPERCQ CORPORATE INCOME FUND L.P.



                                       AND



                         MERRILL LYNCH GLOBAL ALLOCATION
                                   FUND, INC.

                                TABLE OF CONTENTS


                                                                                             PAGE

          1.       DEFINITIONS............................................................    -1-

          2.       EXCHANGE REGISTRATION..................................................    -6-

          3.       DEMAND REGISTRATION - COMPANY..........................................    -7-

          4.       DEMAND REGISTRATION - PARTNERSHIP......................................    -8-

          5.       PIGGYBACK REGISTRATION.................................................    -8-

          6.       BLACKOUT AND HOLDBACK EVENTS...........................................    -11-

          7.       LIQUIDATED DAMAGES.....................................................    -12-

          8.       REGISTRATION PROCEDURES................................................    -13-

          9.       REGISTRATION EXPENSES..................................................    -20-

          10.      INDEMNIFICATION AND CONTRIBUTION.......................................    -20-

          11.      RULES 144 AND 144A.....................................................    -24-

          12.      UNDERWRITTEN REGISTRATIONS.............................................    -24-

          13.      MISCELLANEOUS..........................................................    -25-





                                       (i)

                          REGISTRATION RIGHTS AGREEMENT


                      This REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of March 17, 1997, by and among LEXINGTON CORPORATE PROPERTIES, INC., a Maryland corporation (the "Company"), LEPERCQ CORPORATE INCOME FUND L.P., a Delaware limited partnership (the "Partnership"), and MERRILL LYNCH GLOBAL ALLOCATION FUND, INC., a Maryland corporation (the "Purchaser").

                      This Agreement is made pursuant to the Note Purchase Agreement dated as of March 17, 1997 among the Company, the Partnership, National Westminster Bank PLC, New York Branch, as placement agent and the Purchaser (the "Purchase Agreement"), relating to, among other things, the sale by the Partnership to the Purchaser of $25,000,000 aggregate principal amount of the Partnership's 8% Exchangeable Redeemable Secured Notes due 2004 (the "Securities"), exchangeable for shares of common stock, $0.001 par value, of the Company (the "Common Stock"). In order to induce the Purchaser to enter into the Purchase Agreement, the Company and the Partnership have agreed to provide to the Purchaser and the Holders (as defined herein), among other things, the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchaser under the Purchase Agreement.

                      In consideration of the foregoing, the parties hereby agree as follows:

              1.      DEFINITIONS

                      As used in this Agreement, the following terms shall have the meanings specified:

                      Advice: See  Section 8 hereof.

                      Affiliate: When used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person or such other Person, as the case may be. For the purposes of this definition, the term "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated", "controlling" and "controlled" have meanings correlative of the foregoing. Neither the Purchaser nor any of its Affiliates shall, for purposes of this Agreement, the Purchase Agreement or the Indenture, or the transactions contemplated hereby or thereby, be deemed to be an Affiliate of the

Company or of any of its subsidiaries or Affiliates solely by reason of its ownership of the Securities.

                      Agreement: See the introductory paragraphs hereto.

                      Blackout Event: Any of the following events: (i) if the Board determines in good faith that effecting such a registration or continuing such disposition at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company or a merger, reorganization, recapitalization or similar current transaction materially affecting the capital structure or equity ownership of the Company, or (ii) if the Company is in possession of material information which the Board determines in good faith is not in the best interests of the Company to disclose in a registration statement at such time.

                      Blackout Period:  See Section 6(a) hereof.

                      Board:  The Board of Directors of the Company.

                      Claim:  See Section 10(a) hereof.

                      Common Equivalents: As of any date, shares of common stock then outstanding or issuable upon the conversion, exchange or exercise of any security convertible into, or exchangeable or exercisable for, shares of common stock, whether or not such conversion, exchange or exercise right is then exercisable; provided, however, that Common Equivalents shall not be deemed to include any stock options granted to officers, employees or directors of the Company by the Board or a committee thereof.

                      Company:  See the introductory paragraphs hereto.

                      Demand Effectiveness Date:  See Section 4(a) hereof.

                      Demand Period:  See Section 4(a) hereof.

                      Demand Registration Statement:  See Section 4(a) hereof.

                      Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulation of the SEC promulgated thereunder.

                      Exchange Date: The earliest date on which the holder of any Security shall have the right to exchange such Security for Exchange Shares.

                      Exchange Registration Statement:  See Section 2(a) hereof.

                      Exchange Shares: The shares of Common Stock delivered or to be delivered, as applicable, in connection with the exchange of the Securities pursuant to the Indenture.

                      Form S-3: Form S-3 of the SEC under the Securities Act or any successor form.

                      General Partner: Lex GP-1, Inc., a Delaware corporation, and a wholly-owned subsidiary of the Company.

                      Holdback Period:  See Section 6(b) hereof.

                      Holder: Any registered holder of a Registrable Security or Registrable Securities.

                      Indemnified Person:  See Section 10(c) hereof.

                      Indemnifying Person:  See Section 10(c) hereof.

                      Indenture: The indenture, of even date herewith, among the Partnership, the Company, the General Partner and The Chase Manhattan Bank, as trustee, pursuant to which the Securities are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

                      Inspectors:  See Section 8(n) hereof.

                      Liquidated Damages:  See Section 7(a) hereof.

                      Losses:  See Section 10(a) hereof.

                      NASD:  See Section 8(s) hereof.

                      Other Investors: Any holder of equity securities of the Company or the Partnership, as applicable, or any securities convertible into or exercisable or exchangeable for such equity securities, which holder is entitled by written agreement with the Company or the Partnership, as the case may be, entered into prior to the date of this Agreement to have some or all of such securities included in a Registration Statement.

                      Participant: See Section 10(a) hereof.

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                      Partnership:  See the introductory paragraphs hereof.

                      Person: An individual, trustee, corporation, partnership, joint stock company, limited liability company, trust, unincorporated association, union, business association, firm or other legal entity.

                      Piggyback Registration Statement: See Section 5(a) hereof.

                      Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                      Purchaser: See the introductory paragraphs hereto.

                      Purchase Agreement: See the introductory paragraphs hereto.

                      Records: See Section 8(n) hereof.

                      Registrable Securities means any of (i) of the Securities,
(ii) the Exchange Shares and (iii) any other securities issued or issuable with respect to any Exchange Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities held by a Holder, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the exercise or offering of such securities by the Holder hereof shall have been declared effective under the Securities Act and such securities shall have been exchanged or disposed of by such Holder pursuant to such Registration Statement, (ii) such securities may at the time of determination be sold to the public pursuant to Rule 144 without any restriction on the amount of securities which may be sold by such Holder promulgated under the Securities Act without the lapse of any further time or the satisfaction of any condition, (iii) such securities shall have been otherwise transferred by such Holder and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent for the Common Stock, or by the Partnership or its transfer agent for Securities, as applicable, and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force, or (iv) such securities shall have ceased to be outstanding.

                      Registration Expenses:  See Section 9(b) hereof.

                      Registration Statement: Any registration statement of the Company or the Partnership, as applicable, filed with the SEC under the Securities Act, including the Prospectus, all amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                      Requisite Securities: Securities in an aggregate principal amount of not less than $10,000,000.

                      Resale Shares:  See Section 3(a) hereof.

                      Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                      Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

                      Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                      SEC: The Securities and Exchange Commission or any successor federal agency charged with the enforcement of the federal securities laws.

                      Securities:  See the introductory paragraphs hereto.

                      Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                      Shelf Period:  See Section 3 hereof.

                      Shelf Registration Statement:  See Section 3(a) hereof.

                      Shelf Request:  See Section 3 hereof.

                      Subsidiary: Any corporations of which the Company owns securities representing a majority of the outstanding voting power or any partnership of which the Company (or a Subsidiary) is a general partner.

                      TIA:  The Trust Indenture Act of 1939, as amended.

                      Trustee:  The trustee under the Indenture.

                      Underwritten Offering: A public offering of common stock, or other securities convertible into, or exercisable or exchangeable for, common stock that is underwritten on a firm commitment basis; provided that such offering shall be exclusively for the account of any one or more of the Company, the Purchaser (or any of its assignees) or Five Arrows Realty Securities L.L.C., a Delaware limited liability company (or any of its assignees).

                      Unregistered Exchange: See Section 3(a) hereof.

              2.      EXCHANGE REGISTRATION

                      (a) The Company shall:

                               (i) file with the SEC a Registration Statement on
                      an appropriate form (the "Exchange Registration Statement") in respect of the Exchange Shares for a primary exchange offering to be made on a continuous basis by the Company pursuant to Rule 415; and

                               (ii) subject to Section 6 hereof, cause each such
                      Exchange Registration Statement to be declared effective under the Securities Act no later than the Exchange Date.

The Company shall not permit any securities other than the Exchange Shares to be included in the Exchange Registration Statement.

                      (b) The Company shall use its reasonable best efforts to keep the Exchange Registration Statement continuously effective and, subject to
Section 6 hereof, to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered until, in each case, until no Securities remain outstanding.

                      (c) In connection with the Exchange Registration Statement, the Company shall:

                               (i) mail to each Holder a copy of the Prospectus
                      forming part of the Exchange Registration Statement;

                               (ii) otherwise comply in all material respects
                      with all applicable federal securities laws, rules and regulations.

                      (d) Supplements and Amendments. Subject to Section 6 hereof, the Company shall promptly supplement and amend the Exchange Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Exchange Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of a majority of the Registrable Securities exchangeable pursuant to such Exchange Registration Statement.


              3.      DEMAND REGISTRATION - COMPANY

                      (a) Shelf Registration Statement. If any Holder shall have exchanged Securities pursuant to the Indenture at a time when the Exchange Registration Statement (i) is for any reason not effective, (ii) is subject to a stop order issued by the SEC, or (iii) for any other reason beyond the control of such Holder is unavailable for use by such Holder (an "Unregistered Exchange"), then the Company shall file with the SEC within 30 days (60 days if the Company is not then eligible to use Form S-3 in connection with a secondary offering) after its receipt of a written request (a "Shelf Request") from such Holder a "shelf" Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Exchange Shares (the "Shelf Registration Statement") delivered in connection with such Unregistered Exchange. The Shelf Registration Statement shall be on an appropriate form permitting registration of such Exchange Shares (the "Resale Shares") for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings).

                      Subject to Section 6 hereof, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as possible after the filing thereof and to keep such Shelf Registration Statement continuously effective and to amend and supplement the prospectus thereof in order to permit such Prospectus to be lawfully delivered until, in each case, the earlier of (x) two years from the date of effectiveness (the "Shelf Period") or (y) the date on which all Resale Shares covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement.

                      (b) Holdback. The Company agrees not to effect any public sale or distribution of any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, during the 14 days prior to, and during the 90-day period beginning on, the effective date of a Registration Statement relating to an underwritten public offering of Resale Shares, where the managing underwriter or underwriters of such offering so requests.

                      (c) Supplements and Amendments. Subject to Section 6 hereof, the Company shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of Securities exchangeable for a majority of the Registrable Securities covered by such Shelf Registration Statement.


              4.      DEMAND REGISTRATION - PARTNERSHIP

                      (a) At any time after the date hereof while the Securities shall qualify as Registrable Securities, and provided that the Partnership is then subject to the reporting obligations of the Exchange Act and otherwise eligible to register the sale of the Securities by such Holders on Form S-3, Holders owning, individually or in the aggregate, not less than the Requisite Securities may make a written request that the Partnership register the resale of the Securities by such Holders under the Securities Act. The Partnership shall file with the SEC and, subject to Section 6 hereof, use its reasonable best efforts to cause to become effective under the Securities Act a registration statement (the "Demand Registration Statement") with respect to such Registrable Securities within 60 days of receipt of such written request (such date, a "Demand Effectiveness Date") and to cause such Demand Registration Statement to remain continuously effective under the Securities Act until such Securities cease to qualify as Registrable Securities (a "Demand Period"). Any such request will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Partnership shall give written notice of such registration request to all other Holders of Registrable Securities issued by the Partnership within 15 days after the receipt thereof. Within 20 days after receipt by any Holder of Registrable Securities issued by the Partnership of such notice from the Partnership, such Holder may request in writing that such Holder's Registrable Securities be included in such Demand Registration Statement and the Partnership shall include in such Demand Registration Statement the Registrable Securities of any such Holder requested to be so included (the "Included Securities"). Each such request by such other Holders shall specify the number of included Securities proposed to be sold and the intended method of disposition thereof.

                      (b) No other securities issued by the Partnership except
(i) Registrable Securities held by any Holder, (ii) equity securities to be offered and sold for the account of the Partnership and (iii) any equity securities issued by the Partnership held by any Other Investor shall be included in a Demand Registration. The inclusion of any such securities for the account of the Partnership or any other Person shall be on the same terms as that of the Registrable Securities.

              5.      PIGGYBACK REGISTRATION

                      (a) If at any time the Company or the Partnership proposes to file a Registration Statement with respect to an offering by the Company or the Partnership, respectively, for its own account or for the account of any of its security holders of any class of its common equity securities (other than (i) a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC), (ii) a Registration Statement filed in connection with an exchange offer or offering of securities solely to the existing security holders of the Company or the Partnership, as applicable or (iii) in connection with a "roll-up" of partnerships which are Affiliates of the Company), then the Company (or the Partnership, as applicable) shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event fewer than 30 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to have included in a Registration Statement (a "Piggyback Registration Statement") such number of shares of Registrable Securities issued by the Company (or the Partnership, as applicable), as each such Holder may request in writing not later than 20 days after receipt of such written notice from the Company (or the Partnership, as applicable), which request shall specify the Registrable Securities intended to be disposed of by such selling Holder and the intended method of distribution thereof. The Company or the Partnership, as applicable, shall use its commercially reasonable efforts to cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Registrable Securities requested to be included in a Piggyback Registration Statement to be included on the same terms and conditions as any similar securities of the Company or the Partnership, as applicable, included therein, subject to the restrictions set forth in Section 5(b), and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any selling Holder shall have the right, at any time prior to the date of the effectiveness of a Piggyback Registration Statement, to withdraw its request for inclusion of its Registrable Securities in such Piggyback Registration Statement by giving written notice to the Company or the Partnership, as applicable, of its request to withdraw. The Company or the Partnership, as applicable, may withdraw a Piggyback Registration Statement at any time prior to the time it becomes effective or the Company or the Partnership, as applicable, may elect to delay the registration; provided, however, that the Company or the partnership, as applicable, shall give prompt written notice thereof to participating Holders. The Company or the Partnership, as applicable, will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section , and each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Piggyback Registration Statement.

                      No registration effected under this Section 5, and no failure to effect a registration under this Section 5, shall relieve the Company or the Partnership of its obligation to effect a registration pursuant to
Section 2 or 3 hereof, respectively, and no failure to effect a registration under this Section 5 and to complete the sale of securities registered thereunder in connection therewith shall relieve the Company or the Partnership of any other obligation under this Agreement.

                      (b) Priority in Piggyback Registration. In the event of a registration pursuant to Section 5 hereof involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering shall have informed, in writing, the Company (or the Partnership, as applicable), and the selling Holders requesting inclusion in such offering that in such underwriter's or underwriters' opinion the total number of securities which the Company (or the Partnership, as applicable), the selling Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, then the Company (or the Partnership, as applicable) will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event:

                      (x) in cases involving a registration initiated by the
              Company (or the Partnership, as applicable) for sale of securities for its own account (and not involving any exercise of "demand" registration rights), securities shall be included in such offering in the following order of priority: (i) first, the securities which the Company (or the Partnership, as applicable) proposes to register for its own account, (ii) second, provided that no securities sought to be included by the Company (or the Partnership, as applicable) for its own account have been excluded from such registration, the securities which have been requested to be included in such registration by the Holders of Registrable Securities and by Other Investors entitled to exercise piggyback registration rights pursuant to contractual commitments of the Company (or the Partnership, as applicable) (pro rata based on the amount of securities held by such Holders and Other Investors), and (iii) third, provided that no securities sought to be included by the Company (or the Partnership, as applicable) for its own account or by such Holders or Other Investors have been excluded from such registration, securities sought to be included in such registration for the account of any other Person;

                      (y) in all other cases, securities shall be included in
              such offering in the following order of priority: (i) first, the securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company (or the Partnership), as applicable) is the basis for the registration (provided that if such Person is a Holder of Registrable Securities, as among Holders of Registrable Securities there shall be no priority and Registrable Securities sought to be included by Holders of Registrable Securities shall be included pro rata based on the amount of securities held by such Persons),
              (ii) second, provided that no securities of such Person referred to in the immediately preceding clause (i) have been excluded from such registration, the securities which have been requested to be included in such registration by the Holders of Registrable Securities pursuant to Section 5(a) hereof and by Other Investors entitled to exercise piggyback registration rights pursuant to contractual commitments (pro rata based on the amount of securities held by such Holders and Other Investors) and (iv) fourth, provided that no securities of any such Holder or Other Investor have been excluded from such registration, the securities which the Company (or the Partnership, as applicable) or any other Person proposes to register.

                      If, as a result of the provisions of this Section 5(b), any selling Holder shall not be entitled to include in a Piggyback Registration Statement all of the Registrable Securities that such selling Holder has requested to be so included, such selling Holder may elect to withdraw his request to include Registrable Securities in such Registration Statement.

              6.      BLACKOUT AND HOLDBACK EVENTS

                      (a) During any period of up to 120 days' duration following the occurrence of a Blackout Event (a "Blackout Period"), neither the Company nor the Partnership shall be required to file, or cause to be declared effective, under the Securities Act any Registration Statement hereunder, and the Holders will discontinue (i) the exchange of Securities pursuant to the Exchange Registration Statement (but not pursuant to any Unregistered Exchange),
(ii) the disposition of Exchange Shares pursuant to a Shelf Registration Statement and (iii) the disposition of Securities pursuant to a Demand Registration Statement, as applicable.

                      (b) The Holders shall not, if requested (pursuant to a timely written notice) by the managing underwriter or underwriters of an Underwritten Offering, effect any public or private sale of any Common Stock, including a sale pursuant to Rule 144 or Rule 144A, during the period ("Holdback Period") beginning 14 days prior to, and ending 90 days after, the effective date of the registration statement relating to such Underwritten Offering; provided, however, that this Section 6(b) shall not preclude or in any way restrict:

                               (x) any sale of Securities by the Holders prior
                      to the date the Securities first become exchangeable for Common Stock pursuant to the Indenture,

                               (y) any sale by any Holder who, immediately prior
                      to such sale, beneficially owns (directly or indirectly through Affiliates or otherwise) less than 7.5% of the Common Equivalents then outstanding,

                               (z) any sale by the Holders unless the Company
                      shall have obtained from each officer, director (excluding non-employee directors) and beneficial owner of 7.5% or more of the Common Stock then outstanding written agreements applicable to such Underwritten Offering on terms substantially similar to those of this Section 6(b).

                      The foregoing provisions shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any Underwritten Offering, not to effect any public sale or distribution of any Registrable Securities commencing on the date of sale of such Registrable Securities unless it has provided 45 days' prior written notice of such sale or distribution to the underwriter or underwriters.

                      (c) The aggregate number of days during which one or more blackout Periods or Holdback Periods are in effect shall not exceed 120 days during any 12-month period.

                      (d) The Company shall promptly notify the Holders ion writing of any decision not to file a Registration Statement or not to cause a Registration Statement to be declared effective or to discontinue sales of Registrable Securities pursuant to this Section 6, which notice shall set forth the reason for such decision (but not disclosing any nonpublic material information) and shall include an undertaking by the Company promptly to notify the Holders as soon as exchanges or sales, as applicable, may resume.

              7.      LIQUIDATED DAMAGES

                      (a) The Company, the Partnership and the Purchaser agree that the Holders of Registrable Securities will suffer damages if either (i) the Company fails to fulfill its obligations under Section 2 hereof or (ii) the Partnership fails to fulfill its obligations under Section 4 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company and the Partnership agree, jointly and severally, to pay, as liquidated damages ("Liquidated Damages") if for any reason the Exchange Registration Statement or the Demand Registration Statement is not declared effective by the SEC on or prior to the Exchange Date or Demand Effectiveness Date, as applicable, then, commencing on the day after such Exchange Date or Demand Effectiveness Date, as applicable, Liquidated Damages shall accrue on the principal amount of the Securities included or which should have been included in such Registration Statement at a rate of 0.50% per annum (which shall be in addition to the stated interest per annum for such events) for the first 90 days immediately following the day after such Exchange Date or Demand Effectiveness Date, as applicable, such Liquidated Damages rate increasing by an additional 0.50% per annum at the beginning of each such subsequent 980-day period; and

                      (b) The Company and the Partnership shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid. Any amounts of Liquidated Damages due pursuant to Section 7(a) will be payable in cash semi-annually on each February 1 and August 1 (to the holders of record on the January 15 and July 15 immediately preceding such dates), commencing with the first such payment date occurring after any such Liquidated Damages begins to accrue. The amount of Liquidated Damages will be determined by multiplying the applicable Liquidated Damages rate by the principal amount of the Registrable Securities, multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.


              8.      REGISTRATION PROCEDURES

                      In connection with the filing of any Shelf Registration Statement by the Company or any Demand Registration Statement by the Partnership, the Company of the Partnership, as applicable, shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any such Registration Statement the Company or the Partnership, as applicable, shall:

                      (a) Prepare and file with the SEC, a Registration Statement or Registration Statements as prescribed by Sections 3 or 4 hereof, as applicable, and, subject to Section 6 hereof, use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company or the Partnership, as applicable, shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing). The Company or the Partnership, as applicable, shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate amount of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object in writing to any information contained therein.

                      (b) Subject to Section 6 hereof, prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Demand Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective and usable for the Shelf Period or the Demand Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

                      (c) Notify the selling Holders of Registrable Securities, their counsel and the managing underwriters, if any, promptly (but in any event within two business days), and confirm such notice in writing:

                               (i) when a Prospectus or any Prospectus
                      supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company or the Partnership, as applicable, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits),

                               (ii) of the issuance by the SEC of any stop order
                      suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose,

                               (iii) if at any time when a prospectus is
                      required by the Securities Act to be delivered in connection with sales of the Registrable Securities by the Holders thereof the representations and warranties of the Company or the Partnership, as applicable, contained in any agreement

                      (including any underwriting agreement), contemplated by
                      Section 8(n) hereof cease to be true and correct in all material respects,

                               (iv) of the receipt by the Company or the
                      Partnership of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Resale Shares to be sold by any Holder thereof for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose,

                               (v) of the happening of any event, or any
                      information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement or a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and

                               (vi) of the determination by the Company or the
                      Partnership, as applicable, that a post-effective amendment to a Registration Statement would be appropriate.


                      (d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities, for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest practicable moment.

                      (e) If requested by the managing underwriter or underwriters (if any), or the Holders of a majority in aggregate amount of the Registrable Securities being sold in connection with an underwritten offering
(i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, or counsel for any of them determine is reasonably necessary to be included therein, and (ii) make all legally required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the

Company or the Partnership, as the case may be, has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                      (f) Furnish to each selling Holder of Registrable Securities and to their respective counsel and each managing underwriter, if any, at the sole expense of the Company or the Partnership, as applicable, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                      (g) Deliver to each selling Holder of Registrable Securities, such Holder's counsel, and the underwriters, if any, at the sole expense of the Company or the Partnership, as applicable, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 8, the Company and the Partnership hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by, pursuant to, such Prospectus and any amendment or supplement thereto.

                      (h) Prior to any public offering of Registrable Securities, to use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriter or underwriters reasonably request; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor the Partnership shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, or (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

                      (i) Cooperate with the reselling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The

Depository Trust Company (in the case of the Securities) or in compliance with any applicable rules of a stock exchange on which the Common Stock is then listed (in the case of the Exchange Shares or the Resale Shares); and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

                      (j) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company and the Partnership will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                      (k) Upon the occurrence of any event contemplated by paragraph 6(c)(v) or 6(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 8(a) hereof) file with the SEC, at the sole expense of the Company or the Partnership, as applicable, a supplement of post-effective amendment to the Registration Statement or a supplement of the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (l) Prior to the effective date of the first Demand Registration Statement relating to the Registrable Securities which constitute debt, (i) provide the Trustee with certificates for such Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.


                      (m) In connection with any underwritten offering of Registrable Securities, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities or of common equity similar to the Common Stock, as applicable, and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection,

                               (i) make such representations and warranties to,
                      and covenants with, the underwriters with respect to the business of the Company and its Subsidiaries or the Partnership, as applicable (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Securities or of common equity similar to the Common Stock, as applicable, and confirm the same in writing if and when requested;

                               (ii) obtain the written opinions of counsel to
                      the Company or the Partnership, as applicable, in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters;

                               (iii) obtain "comfort" letters and updates
                      thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement) or the Partnership, as applicable, addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by the managing underwriter or underwriters as permitted by the Statement on Auditing Standards No. 72; and

                               (iv) if an underwriting agreement is entered
                      into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in
                      Section 9 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate amount of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section . The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                      (n) Make available for inspection by any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its Subsidiaries or the Partnership, as applicable (collectively, the "Records"), as shall be reasonably necessary to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act, and cause the officers, directors and employees of the Company and its Subsidiaries, or the Partnership, as applicable, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement.

                      (o) Solely in the case of a Demand Registration Statement, cause the Indenture to be qualified under the TIA not later than the effective date of the Demand Registration Statement; and execute, and use its best efforts to cause the trustee under the Indenture to execute, all forms and documents as may be required to be filed with the SEC to enable such Indenture to be so qualified in a timely manner.

                      (p) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12- month period (or 90 days after the end of any 12-month period if such period is a fiscal year (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to Underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company or the Partnership, as applicable, after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                      (q) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                      (r) Use its reasonable best efforts to cause all Registrable Securities relating to any Shelf Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed.

                      (s) Use its reasonable best efforts to take all other steps reasonably necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement.

                      The Company or the Partnership, as applicable, may require each seller of Registrable Securities as to which any registration is being effected to furnish to the

Company or the Partnership, as applicable, such information regarding such seller and the distribution of such Registrable Securities as the Company or the Partnership, as applicable, may, from time to time, reasonably request. The Company or the Partnership, as applicable, may, from time to time, reasonably request. The Company or the Partnership may exclude from such registration the Registrable Securities of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company or the Partnership, as applicable, all information required to be disclosed in order to make the information previously furnished to the Company or the Partnership, as applicable, by such seller not materially misleading.

                      If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company or the Partnership, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or the Partnership, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

                      Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company or the Partnership, as applicable, of the happening of any event of the kind described in Section 8(c)(ii), 8(c)(iv), 8(c)(v), or 8(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus to be sold by such Holder until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 8(k) hereof, or until it is advised in writing (the "Advice") by the Company or the Partnership, as applicable, that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company or the Partnership shall give any such notice, each of the Shelf Period and the Demand Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 8(k) hereof or
(y) the Advice.

              9.      REGISTRATION EXPENSES

                      (a) All Registration Expenses incident to the compliance with this Agreement by the Company shall be borne by the Company. All Registration Expenses incident to the compliance with this Agreement by the Partnership shall be borne jointly and severally by the Partnership and the Company. Notwithstanding the foregoing, the sellers of the Registrable Securities being registered shall pay all (i) brokerage or underwriting fees, discounts and commissions attributable to the sale of such Registrable Securities, (ii) the fees and disbursements of any counsel or other advisors or experts retained by such sellers (severally or jointly), other than the counsel and experts specifically referred to in Section 9(b) hereof, (iii) transfer taxes on resale of any of the Registrable Securities by such sellers and (iv) any advertising expenses incurred by or on behalf of such sellers in connection with any offers they may make.

                      (b) For purposes of this Agreement, "Registration Expenses" shall mean all fees and expenses incident to the compliance with this Agreement by the Company or the Partnership, as the case may be (other than fees and expenses referred to in the second sentence of Section 9(a) hereof), including, without limitation, (i) all registration and filing fees, including, without limitation, (A) and SEC or NASD filing fees and (B) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection therewith but limited to one counsel for all of the Sellers of Registrable Securities),
(ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority of the Registrable Securities included in any Registration Statement, as the case may be, (iii) messenger, telephone and delivery expenses incurred by the Company, (iv) all fees and disbursements of counsel for the Company or the Partnership and fees and disbursements of one special counsel for all of the sellers of Registrable Securities, (v) fees and expenses of all other Persons retained by the Company or the Partnership including annual or special audit and "comfort" letters, (vi) stock exchange listing fees and expenses, if any, and (vii) the expenses relating to printing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement.

              10.     INDEMNIFICATION AND CONTRIBUTION

                      (a) The Company and the Partnership jointly and severally agree to identify and hold harmless each Holder of Registration Securities, the officers, directors and investment advisor, if any, of each such Person, and each Person, if any, who controls any such Person within the meaning of either
Section 15 of the Securities Act or

Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (collectively, "Losses") (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand (an "Claim")) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented from time to time) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company or the Partnership, as applicable, in writing by such Participant expressly for use therein; provided, however, that the Company will not be liable if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such Indemnifiable Loss suffered or incurred by the Participants resulted from any Claim by any Person who purchased Registrable Securities which are the subject thereof from such Participant and it is established in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company or the Partnership with this Agreement.

                      (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Partnership, any General Partner, any directors of the General Partner, any officers of the General Partner who sign a Registration Statement and each Person who controls the Company or the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Partnership to each Participant, but only with the reference to information relating to such Participant expressly for use in such Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities giving rise to such obligations.

                      (c) If any Claim shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such Claim and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person or any affiliate and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceedings in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and all such fees and expenses shall be reimbursed promptly as they are incurred. If the Company shall be the Indemnifying Person, any such separate firm for the Indemnified Persons shall be designated in writing by Participants who sold a majority in interest of Registrable Securities sold by all such Participants and reasonably acceptable to the Company or the Partnership, as applicable. If the Company or the Partnership shall be the Indemnified Person, any such separate firm for the Company, its directors, its officers, the Partnership, any General Partner, any directors of the General Partner, any officers of the General Partner who sign a Registration Statement and such control Persons of the Company or the Partnership, as applicable, shall be designated in writing by the Company or the Partnership, as applicable. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person shall indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Persons (which consent shall not be unreasonably withheld or delayed), effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by such Indemnified

Person, unless such settlement involves only the payment of money damages that are actually paid by the Indemnifying Person or includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding.

                      (d) If the Indemnification provided for in the first and second paragraphs of this Section 10 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any Losses, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Person on the one hand or such Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

                      (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such Claim. Notwithstanding the provisions of this Section 11, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                      (f) Any Losses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the Indemnifying Person to the Indemnified Person as such Losses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Partnership set forth in this Agreement shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of any of the Purchaser, any Holder, any person who controls the Purchaser or any Holder, or any officers or directors of the Purchaser or such Holder, and (ii) any termination of this Agreement.

                      (g) The indemnity and contribution covenants contained in this Section 8 are in addition to any liability which any Indemnifying Person may otherwise have to any Indemnified Person.

              11.     RULES 144 AND 144A

                      (a) The Company will file the reports required to be filed by it under the Exchange Act in a timely manner in accordance with the requirements of the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities issued by the Company, make available such information necessary to permit sales pursuant to Rule 144A. The Company will also take such further action as any Holder of Registrable Securities issued by the Company may reasonably request, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144(k) and Rule 144A.

                      (b) The Partnership will file the reports, if any, required to be filed by it under the Exchange Act in a timely manner in accordance with the requirements of the Exchange Act and, if at any time the Partnership is not required to file such reports, it will, upon the request of any Holder or Registrable Securities issued by the Partnership, make available such information necessary to permit sales pursuant to Rule 144A. The Partnership will also take such further action as any Holder or Registrable Securities issued by the Partnership may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144(k) and Rule 144A (it being expressly understood that the foregoing shall not create any obligation on the part of the Partnership to file periodic or other reports under the Exchange Act at any time that it is not then required to do so).

              12.     UNDERWRITTEN REGISTRATIONS

                      If any of the Registrable Securities covered by any Registration Statement are to be sold in an underwritten offering which the Holders have initiated, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate amount (or, in the case of equity securities, a majority in number) of such Registrable Securities included in such offering and reasonably acceptable to the Company.


                      No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and consistent with the terms of this Agreement.

              13.     MISCELLANEOUS

                      (a) Remedies. Each of the Company and the Partnership agrees that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                      (b) No Inconsistent Agreements. Neither the Company nor the Partnership has, as of the date hereof, and neither the Company nor the Partnership shall, after the date of this Agreement without the express written consent of the Holders of a majority in principal amount (or in the case of equity securities, a majority in number) of the Registrable Securities, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof, including without limitation any agreement with respect t;o the securities of the Company, which grants registration rights to anyone so as to treat such party as having any priority to or equal consideration with the Holders in determining preference for inclusion in an Registration Statement prepared by the Company. The rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the other outstanding securities of the Company or the Partnership.

                      (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Company and the Partnership and (II) the Holders of not less than a majority in aggregate amount of the then-outstanding Registrable Securities; provided, however, that

Section 8 and this Section 13(c) may not be amended, modified or supplemented without the prior written consent of each Holder (including any person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

                      (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), or air courier guaranteeing overnight delivery.

                      1. If to the Purchaser, as follows:

                         Merrill Lynch Global Allocation Fund, Inc.
                         800 Scudders Mill Road
                         Plainsboro, New Jersey 08536
                         Attention: Lisa A. O'Donnell

                      2. If to any other Holder, at the most current address of
                  such Holder set forth on the records of the Trustee or the transfer agent of the Company, as applicable.

                      3. If to the Company, as follows:

                         Lexington Corporate Properties, Inc.
                         355 Lexington Avenue
                         New York, New York 10017
                         Attention: T. Wilson Eglin

                      4. If to the Partnership, in care of the Company at its
                  address indicated above.

                      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                      (e) Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, and the Holders; provided, however, that this Agreement shall not inure to the benefit of, or be binding upon, a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Securities.

                      (f) Counterparts. This Agreement may be executed in multiple counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                      (g) Headings. The headings in this Agreement are for inconvenience of reference only and shall not limit or otherwise affect the meaning hereof.

                      (h) Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                      Each of the parties hereto irrevocably and unconditionally: (i) submits itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, and appellate courts thereof, and consents and agrees to such action or proceeding being brought in such courts; and (ii) waives any objection that it may now or hereafter have to the venture of any such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same.

                      (i) Severability. In the event that any one or more of the provisions herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                      (j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                      (k) Third Party Beneficiaries. Holders of Registrable Securities are intended third party beneficiaries of the agreements made hereunder between the Company and the Partnership on the one hand and the Purchaser on the other hand this Agreement and shall have the right to enforce this Agreement to the extent they deem such enforcement necessary or advisable to protect their rights hereunder.

                      (l) Entire Agreement. This Agreement, together with the Purchase Agreement, the Indenture and the other agreements among the parties of even date herewith or therewith, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company or the Partnership with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                     LEXINGTON CORPORATE PROPERTIES, INC.


                                     By:
                                          -----------------------------------
                                     Name:
                                          -----------------------------------
                                     Title:
                                          -----------------------------------

                                     LEPERCQ CORPORATE INCOME FUND L.P.

                                     By:  LEX GP-1, Inc., its General Partner


                                     By:
                                          -----------------------------------
                                     Name:
                                          -----------------------------------
                                     Title:
                                          -----------------------------------

                                     MERRILL LYNCH GLOBAL ALLOCATION FUND,
                                     INC.


                                     By:
                                          -----------------------------------

                                     Name:
                                          -----------------------------------
                                     Title:
                                          -----------------------------------

                      (l) Entire Agreement. This Agreement, together with the Purchase Agreement, the Indenture and the other agreements among the parties of even date herewith or therewith, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company or the Partnership with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    LEXINGTON CORPORATE PROPERTIES, INC.


                                    By:
                                         -----------------------------------
                                    Name:
                                         -----------------------------------
                                    Title:
                                         -----------------------------------

                                    LEPERCQ CORPORATE INCOME FUND L.P.

                                    By:  LEX GP-1, Inc., its General Partner


                                    By:
                                         -----------------------------------
                                    Name:
                                         -----------------------------------
                                    Title:
                                         -----------------------------------

                                    MERRILL LYNCH GLOBAL ALLOCATION FUND,
                                    INC.


                                    By:
                                         -----------------------------------

                                    Name:
                                         -----------------------------------
                                    Title:
                                         -----------------------------------



                                      -29-